Exhibit 10.39

JOINT DEVELOPMENT, LICENSING AND DISTRIBUTION AGREEMENT

This JOINT DEVELOPMENT, LICENSING AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into as of this 30 day of November 2021 (the “Effective Date”), by and between HEARTBUDS AK, LLC, an Alaska limited liability company, with an address of 813 D Street, Suite 200, Anchorage, Alaska 99501 (“HB LLC”) and G MEDICAL INNOVATIONS LTD., NO. 51-5169696 an Israeli corporation, with an address of 5 Oppenheimer St. Rehovot, 7670105, ISRAEL (“GMED”).

RECITALS

A. HB LLC has developed a medical device used with a smart phone to enable doctors and others to listen to and record a patient’s heart and lungs (the “HB1”).

B. The HB1 is pending approval by the United States Food and Drug Administration (“FDA”) for use as a medical device in the United States.

C. GMED has developed a medical device, known as the Prisma unit (the “Prisma”), which is used in telemedicine and remote patient monitoring, and GMED has obtained regulatory approval for the sale and distribution of the Prisma in the United States.

D. The parties jointly recognize that inclusion of a new, enhanced model or generation of the HB1 with the Prisma will enhance the capabilities of the Prisma, thus improving patient care and facilitating the broader sale and distribution of the Prisma and HB LLC products.

E. GMED has extensive experience in the design, production, and approval of medical devices through the FDA.

F. The parties desire to jointly develop a newer, enhanced model or generation of the HB1 to be included with the sale and distribution of the Prisma, which shall hereinafter be referred to as the “HB2”, in accordance with the terms and conditions of this Agreement.

G. The parties recognize that there are some market opportunities and uses of the HB 1 and any newer, enhanced models and generations, including the HB2, separate and independent of the use with the Prisma, and HB LLC will continue to have the right to develop, promote, market, license, sell Prand distribute the HB1, the HB2 and any other newer models and generations thereafter (collectively, with the HB1 and the HB 2, “HB Devices”) independent of the Prisma.

NOW, THEREFORE, in consideration of the covenants and conditions set forth below, the parties hereby agree as follows:

1. Recitals. The recitals are incorporated herein by reference.

2. Joint Development of the HB2. GMED will lead and coordinate efforts to design, develop, obtain and maintain FDA and any other United States’ regulatory approvals for the use and sale of the HB2. GMED will consult with HB LLC and take into account HB LLC’s input in connection with the design and development of the HB2. HB LLC agrees to cooperate with GMED and promptly respond to any requests for information related to the HB1 and the HB2 in connection with the foregoing. Each party agrees to contribute One Hundred Thousand Dollars ($100,000) toward the costs and expenses of designing, developing and obtaining requisite approvals for the HB2

Joint Development, Licensing and Distribution Agreement

3. License; Distribution and Manufacturing.

3.1 Subject to receipt of the requisite FDA approvals, HB LLC hereby grants a non- exclusive license to GMED to use the HB1 and the HB2 and to sell the HB1 or the HB2 together with the Prisma. HB LLC shall otherwise own and retain all intellectual property rights associated with all HB Devices. If additional intellectual property rights are reasonably necessary in order to more efficiently or effectively sell or license the HB2, then HB LLC will provide the same to GMED upon reasonable request from GMED.

3.2 Upon approval by the FDA, GMED may, but shall have no obligation to, include the HB1 with the Prisma sold or otherwise distributed by GMED within the United States. Upon approval by the FDA of the HB2, GMED must include the HB2 within the Prisma sold or otherwise distributed by GMED within the United States. GMED may, at its discretion and cost, include the HB 1 or the HB2 within the Prisma sold or distributed outside of the United States, so long as GMED obtains the requisite governmental approvals in such jurisdictions.

3.3 HB LLC agrees to use its reasonable efforts to assist in the sale and distribution of the Prisma. At all times during the term of this Agreement or thereafter, HB LLC shall have the right to promote, market, sell, offer for lease or subscription and otherwise distribute all HB Devices independent of GMED or the Prisma, including under HB LLC trademarks or other branding of HB LLC’s choice.

3.4 The parties shall coordinate and cooperate with each other to identify and contract with appropriate manufacturers for the HB2 and the Prisma sold with the HB2, with efforts being made to manufacture sufficient numbers of the HB2 to be used and sold with the Prisma and to be used and sold separately from the Prisma.

4. Royalties. Subject to the terms of Section 6 and Section 7 below:

4.1 GMED will pay, and HB LLC will be entitled to, the following royalties with respect to each subscription, lease, sale or other similar transaction involving the Prisma that includes any HB Device: (i) a recurring $0.25 per month royalty for each lease or subscription; and (ii) a one-time royalty of $2.50 for each sale.

4.2 In return, HB LLC will pay, and GMED will be entitled to, the following royalties with respect to each subscription, lease, sale or other similar transaction of an HB Device that does not include a Prisma unit and is with a party that is unaffiliated with GMED marketing or sales: (i) a recuring monthly royalty of 5% [FIVE PERCENT] of lease or subscription fees for each lease or subscription and (ii) a one-time royalty of 5% of the sales price for each sale.

4.3 If any royalty is paid by either party in connection with any product that is returned by a customer resulting in a refund to such customer, then the party may offset the paid royalty against future royalties due hereunder.

Joint Development, Licensing and Distribution Agreement

4.4 The parties shall pay each other their respective royalties on a quarterly basis, and shall include reasonable supporting information regarding the calculation of the royalty payment along with such payment. In addition, each party agrees to provide reports and information reasonably requested by the other party related subscriptions, leases, sales and other transactions. In connection therewith, each party shall make the portion of their records necessary to confirm the calculation of royalties reasonably available for inspection and copy by the other party.

4.5 The parties shall use good faith efforts to resolve any disputes or disagreements related to the calculation and payment of royalties prior to taking any formal action with respect to the dispute or disagreement.

5. Additional Consideration. On the Effective Date, GMED shall provide HB LLC with the following additional consideration:

(i) 114,286 of shares in GMED.

(ii) $1,000,000 in options to acquire GMED stock, to be priced as of the Effective Date. From the date that the HB2 is approved by the FDA until the last day of the 18-calendar month thereafter (the “Vesting Deadline”) the options shall vest on a pro rata basis based on the actual number of devices (Prizma) that HB LLC will sell to be calculated relative to the agreed target of 20,000 devices (Prizma).

(iii) For illustrative purposes only, if HB LLC obtains 10,000 devices (Prizma) in a timely manner, then 50% of the options shall vest in HB LLC.

(iv) The pro rata shares of options that vest shall be calculated on a quarterly basis, and the parties shall cooperate and coordinate with respect to providing information regarding the vesting of the options so that each party has certainty regarding the number of vested options. The options shall be exercisable over a 5-year term, commencing on the grant date.

(v) All options vest or the Vesting Deadline, at an exercise price equal to a 50% premium to the price of GMED stock on the Effective Date.

(vi) Options that do not vest shall be redeemed or extinguished. The options shall also be subject to the terms of Section 6 and Section 7 below.

6. Additional Termination Terms.

6.1 If the FDA has not approved the HB2 on or before the 3rd anniversary date of the Effective Date, then either party may terminate this Agreement by delivering written notice to the other party, and neither party shall have any further rights or obligations of any kind.

Joint Development, Licensing and Distribution Agreement

6.2 Either party may terminate this Agreement (i) if the other party breaches any material term or condition of this Agreement and fails to cure the same within 30 days written notice; (ii) on 90 days advanced written notice to the other party if such party reasonably concludes that the parties’ arrangements will not or are not proceeding in a manner that is likely to lead to the parties’ goals and milestones hereunder being achieved; (iii) a receiver is appointed for the other party or its property; (iv) the other party makes an assignment for the benefit of its creditors; or (v) any proceedings are commenced by, for, or against the other party under any bankruptcy, insolvency or debtor’s relief law for the purpose of seeking a reorganization of such party’s debts, and such proceeding is not dismissed within ninety (90) calendar days of its commencement. In any such case, neither party shall have any further rights or obligations of any kind.

7. Additional Terms.

7.1 Each party agrees to notify and share with the other party any correspondence or documentation received from any governmental regulatory agency regarding the HB2 and any newer, enhance model regarding the approval of the same or any other material matter.

7.2 Unless otherwise agreed to by the parties, any consulting services provided by one party to the other during the term shall be conducted and provided at no additional cost other than pre-approved out-of-pocket and travel expenses.

7.3 Each party shall be responsible for all local income taxes, social security, unemployment compensation, workers compensation and insurance coverage and all expenses incurred by such party in the performance of this Agreement.

7.4 Any amount that is overdue by one party to the other shall bear interest at the annual rate of 7% until paid.

8. Further Assurances and Additional Documentation. From and after the Effective Date, the parties shall from time to time, at the request of any party hereto, at the expense of the requesting party, execute and deliver such other agreements, instruments, certificates and documents and take such other actions as may be reasonably requested to effectuate or better evidence the transactions and arrangements contemplated herein.

9. Independent Contractors. The parties are independent contractors and nothing in this Agreement shall be construed to establish any relationship of partnership, joint venture, employment, franchise or agency between the parties. Neither party shall have the power or authority as agent, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

10. Confidentiality. Each party acknowledges that it will have access to certain information of the other party concerning the other party’s business, plans, customers, technology, products, and other information held in confidence by the other party ("Confidential Information"). Confidential Information will include all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, reasonably should be considered confidential. Confidential Information will also include, but not be limited to the terms and conditions of this Agreement. For purposes of clarification, customer lists and other information regarding customers shall be considered Confidential Information of the applicable party. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of this Agreement, nor disclose to any third party, except employees or professional advisors of such party on a need-to-know basis, provided such employees or professional advisors are legally bound to confidentiality provisions at least as restrictive as those set forth herein, any of the other party's Confidential Information, and will take precautions to protect the confidentiality of such information at least as stringent as those it takes to protect its own Confidential Information, and in any event no less than reasonable care. Information will not be deemed Confidential Information to the extent such information (1) is in the possession of the receiving party prior to receipt from the disclosing party; (2) is disclosed (independently of disclosure by the disclosing party) to the receiving party directly or indirectly by a source other than one having an obligation of confidentiality to the disclosing party; (3) becomes publicly known or otherwise ceases to be confidential, except through a breach of this Agreement by the receiving party; (4) is independently developed by the receiving party without use of or reference to the Confidential Information, or (5) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall make best effort to provide prompt notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

Joint Development, Licensing and Distribution Agreement

11. Miscellaneous.

11.1 This Agreement shall be governed by the laws of the State of ISAREL, excluding the Convention on Contracts for the International Sale of Goods and that body of law known as conflicts of laws. The courts of competent jurisdiction in Tel Aviv Jafa of the State of ISRAEL shall have the exclusive jurisdiction with respect to any dispute arising under or in connection with this Agreement.

11.2 In the event that any of the provisions of this Agreement shall be determined by a competent court to be invalid or unenforceable, the remaining portions hereof shall remain in full force and effect and such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties and shall be reformed to extent necessary to make such provision valid and enforceable. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default and will not act to amend or negate the rights of the waiving party.

11.3 Any notice or communication required to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by email, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party as listed on the first page of this Agreement or at such other address as may hereafter be furnished in writing by either party to the other party. Such notice will be deemed to have been given as of the date it is delivered.

11.4 Neither party may assign its rights or delegate its duties under this Agreement either in whole or in part, except in the event of reorganization, to an affiliate or to a third party as part of a merger or acquisition of all or substantially all of the party’s shares or voting rights, whether voluntarily or by operation of law, without the prior written consent of the other party. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their heirs, personal representatives, successors, and assigns.

11.5 Nothing contained in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective, permitted successors and assigns, any rights, or remedies under or by reason of this Agreement.

11.6 This Agreement constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) shall be considered an original. This Agreement may be amended or modified only by a written document signed by authorized representatives of the parties.

[SIGNATURE PAGES TO FOLLOW]

Joint Development, Licensing and Distribution Agreement

HB LLC:	HEARTBUDS AK, LLC, an Alaska limited liability company

By: HB AK Investor, LLC, its Managing Member

		By:	/s/ Jonathan B. Rubini
Jonathan B. Rubini
		Its:	Managing Member

GMED:	G MEDICAL INNOVATIONS LTD., An Israeli corporation

By:
Dr. YACOV GEVA
	Its:	CEO

Joint Development, Licensing and Distribution Agreement